EXHIBIT 3.i.f


I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE
CERTIFICATE OF RENEWAL OF "THE UNITED STATES BASKETBALL LEAGUE, INC.", FILED IN THIS OFFICE ON THE TWENTY-THIRD DAY OF JUNE, A.D. 1995, AT 9 O'CLOCK A.M.















                                            /S/ Edward J. Freel
                                            Edward J. Freel, Secretary of State
2036407 8100
001253249
                                            Authentication: 0446455
                                            Date:  05-18-00


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                     Certificate for Renewal and Revival of Charter

The United States Basketball League, Inc. a corporation organized under the laws of Delaware, the charter of which was voided for non-payment of taxes, now desires to procure a restoration, renewal and revival of its charter, and hereby certifies as follows:

1 The name of the corporation is The United States Basketball League, Inc.

2. Its registered office in the State of Delaware is located at 15 East North Street, City of Dover, Zip Code 19901, County of Kent. The name and address of its registered agent is United Corporate Services, Inc., 15 East North Street, Dover, DE 19901.

3. The date of filing of the original Certificate of Incorporation in Delaware was May 29, 1984.

4. The date when restoration, renewal, and revival of the charter of this company is to commence is the 29th day of February, 1988, same being prior to the date of the expiration of the charter. This renewal and revival of the charter of this corporation is to be perpetual.

5. This corporation was duly organized and carried on the business authorized by its charter until the First day of March A.D. 1988, at which time its charter became inoperative and void for nonpayment of taxes and this certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the Laws of the State of Delaware.

IN TESTIMONY WHEREOF, and in compliance with the provisions of Section 312 of the General Corporation Law of the State of Delaware, as amended, providing for the renewal, extension and restoration of charters. Daniel T. Meisenheimer, III, the last and acting President, and Richard C. Meisenheimer, the last and acting Secretary of The United States Basketball League, Inc., have hereunto set their hands to this certificate this 20th day of June, 1995.

                                        /S/ Daniel T. Meisenheimer, III
                                          Last and Acting President

ATTEST:
                                        /S/ Richard C. Meisenheimer
                                          Last and Acting Secretary